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                                                                    EXHIBIT 21.1

                              DISCREET LOGIC INC.

                          SUBSIDIARIES OF THE COMPANY

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
                             STATE OR JURISDICTION
NAME                           OF INCORPORATION
----                      ---------------------------
3380491 Canada Inc......  Canada
Bandit Communications,
 Inc....................  Delaware
Discreet Logic Asia Pte
 Ltd....................  Republic of Singapore
Discreet Logic
 (Barbados) Inc.........  Barbados
Discreet Logic (Brazil)
 Industria E. Comercio
 Ltda...................  Brazil
Discreet Logic Desktop
 Inc....................  Delaware
Discreet Logic (Desktop)
 Inc....................  Barbados
Discreet Logic Europe
 S.A....................  Grand Duchy of Luxembourg
Discreet Logic France
 R&D S.A.R.L............  France
Discreet Logic France
 E.U.R.L................  France
Discreet Logic
 International Ltd......  Ireland
Discreet Logic
 Investment Corp........  Delaware
Discreet Logic GmbH.....  Austria
Discreet Logic GmbH.....  Federal Republic of Germany
Discreet Logic KK.......  Japan
Discreet Logic Research
 Limited................  United Kingdom
Discreet Logic (UK)
 Limited................  United Kingdom
Discreet Logic--USA,
 Inc....................  Delaware
Discreet Logic--USA
 Research, Inc..........  Delaware
D-Vision Systems Inc....  Illinois
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